Exhibit 99.1

  Hungarian Telephone and Cable Reports Second Quarter 2004 Financial Results

     SEATTLE--(BUSINESS WIRE)--Aug. 13, 2004--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced its results for the second quarter and six months ended June 30, 2004. The Company's net income totaled $2.4 million for the quarter and $10.1 million for the six months ended.

     Results for Second Quarter

     The Company reported net income attributable to common stockholders of $2.4 million, or $0.19 per share on a diluted basis, for the second quarter of 2004, compared to a loss of $1.4 million, or $0.11 per share on a diluted basis for the second quarter of 2003. Excluding the exchange losses and related deferred income tax benefit, the Company would have reported net income attributable to common stockholders of $3.9 million, or $0.31 per share on a diluted basis, for the second quarter of 2004, compared to $4.6 million, or $0.35 per share on a diluted basis, for the second quarter of 2003. Adjusted EBITDA decreased $0.6 million to $9.0 million for the three months ended June 30, 2004, from $9.6 million for the three months ended June 30, 2003. Income from operations decreased $0.7 million to $6.0 million for the second quarter of 2004, from $6.7 million for the second quarter of 2003. Net measured service and subscription revenues decreased $0.3 million, or 2%, to $12.3 million for the three months ended June 30, 2004, from $12.6 million for the three months ended June 30, 2003. Net telephone service revenues decreased $0.3 million to $14.7 million, or 2%, for the three months ended June 30, 2004, from $15.0 million for the three months ended June 30, 2003. Net cash provided by operating activities increased 8% to $6.8 million for the second quarter of 2004, compared to $6.3 million for the second quarter of 2003. The Company's net foreign exchange loss of $1.7 million for the second quarter of 2004, compared to a loss of $6.3 million for the second quarter of 2003 reflects a lower rate of devaluation of the Hungarian forint against the euro and U.S. dollar in the second quarter of 2004 as compared to 2003 as well as a lower average outstanding debt balance in euro and U.S dollars to which the losses can be attributed to.

     Results for Six Months

     The Company reported net income attributable to common stockholders of $10.1 million, or $0.79 per share on a diluted basis, for the six months ended June 30, 2004 compared to a loss of $0.4 million or $0.03 per share on a diluted basis, for the six months ended June 30, 2003. Excluding the exchange gains/losses and related deferred income tax expense/benefit, the Company would have reported net income attributable to common stockholders of $8.3 million, or $0.65 per share on a diluted basis, for the six months ended June 30, 2004, compared to $8.6 million, or $0.67 per share on a diluted basis, for the six months ended June 30, 2003. Adjusted EBITDA decreased $0.5 million to $18.8 million for the six months ended June 30, 2004, from $19.3 million for the six months ended June 30, 2003. Income from operations decreased $0.9 million to $12.8 million for the six months ended June 30, 2004, from $13.7 million for the six months ended June 30, 2003. Net measured service and subscription revenues decreased $0.1 million, to $25.3 million for the six months ended June 30, 2004, from $25.4 million for the six months ended June 30, 2003. Net telephone service revenues increased $0.2 million to $30.2 million for the six months ended June 30, 2004, from $30.0 million for the six months ended June 30, 2003. Net cash provided by operating activities increased 8% to $14.8 million for the six months ended June 30, 2004, compared to $13.7 million for the six months ended June 30, 2003. The Company's net foreign exchange gain of $2.0 million for the six months ended June 30, 2004, compared to a loss of $9.6 million for the six months ended June 30, 2003, reflects the appreciation of the Hungarian forint against the euro, on the Company's 50.4 million euro average outstanding debt during the six months ended June 30, 2004, compared to the devaluation of the Hungarian forint against the euro, on the Company's average outstanding debt during the same period in 2003.

     Comments from Ole Bertram

     Commenting on these results, Ole Bertram, President and Chief Executive Officer stated, "The results for the period show the challenges, as well as future opportunities, we have. The challenges lie in our ability to grow our core fixed-line business in the liberalized environment in which we operate. To date, competition with other fixed-line operators has not developed significantly, however mobile substitution and general economics within our operating areas are the challenges we face. For these very reasons, we have stated during the past few years we wanted to grow the Company by consolidating the alternative telecommunications market in Hungary. The agreement signed in May with KPN, to ultimately purchase the business of Pantel Rt., Hungary's leading and largest alternative telecommunications provider, gives us the opportunity to restore growth in our business. We are looking forward to closing the transaction as soon as possible, in order to gain control of Pantel and once again show top-line revenue growth."

     Non-GAAP Financial Measures

     The Company uses certain non-GAAP financial measures in evaluating its performance. These include net income excluding certain items and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
     Net income excluding certain items is net income/loss without taking into account the recorded foreign exchange gain/loss and related deferred income taxes.
     Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
     Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and
(ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Net income excluding foreign exchange gains/losses does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
     The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

     About Hungarian Telephone and Cable Corp.

     Hungarian Telephone and Cable Corp. is a provider of telephone, ISDN, Internet and other telecommunications services in the Republic of Hungary. The Company operates nearly 192,000 lines serving over 668,000 people through one Hungarian subsidiary, which has been granted 25-year telecommunications concessions by the Hungarian government in five defined operating regions.
     Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                       Hungarian Telephone and Cable Corp.
                              Financial Highlights
                      (In Millions, Except Per Share Data)
                                   (unaudited)

                           Statements of Income (Loss)

                                        Three Months     Six Months
                                            Ended           Ended
                                          June 30        June 30
                                       -------------- --------------
                                        2004     2003   2004     2003
                                        -----  -------  -----  -------
Measured Service Revenues              $ 7.7  $   8.2  $15.8  $  16.5
Subscription Revenues                    6.0      6.1   12.3     12.3
Net Interconnect Charges                (1.4)    (1.7)  (2.8)    (3.4)
                                        -----  -------  -----  -------
     Net Measured Service and
     Subscription Revenues              12.3     12.6   25.3     25.4
Connection Fees                          0.5      0.7    1.1      1.4
Other Operating Revenues                 1.9      1.7    3.8      3.2
                                        -----  -------  -----  -------
     Telephone Service Revenues, Net    14.7     15.0   30.2     30.0
                                        -----  -------  -----  -------

Income from Operations                   6.0      6.7   12.8     13.7
Interest Expense                         2.3      2.2    4.8      4.7
Net Income (Loss)                        2.4     (1.4)  10.1     (0.4)
Net Income (Loss) Per
     Common Share:
          Basic                        $0.20   ($0.11) $0.82   ($0.03)
          Diluted                      $0.19   ($0.11) $0.79   ($0.03)
Weighted Average Number of Shares
     Outstanding:
          Basic                         12.3     12.2   12.3     12.2
          Diluted                       12.9     12.2   12.9     12.2


                                  Balance Sheet

                                             Quarter Ended Year Ended
                                               June 30       Dec. 31
                                                    2004         2003
                                                ---------       ------
                                               (unaudited)
Current Assets                                 $    31.3       $ 34.0
Property, Plant and
     Equipment, net                                117.1        120.3
Total Assets                                       169.1        176.6

Total Current Liabilities                           30.0         33.6
Long Term Debt                                      77.4         90.8
Total Stockholders Equity                           56.9         46.4
Total Liabilities and
     Stockholders Equity                           169.1        176.6


                 Reconciliation of Non-GAAP Financial Measures:

             Net Income (Loss) to Net Income Excluding Certain Items
                                  (In Millions)
                                   (unaudited)


                                              Three Months  Six Months
                                                  Ended       Ended
                                                 June 30     June 30
                                               ----------- -----------
                                               2004  2003  2004  2003
                                               ----- ----- ----- -----
Net Income (Loss) as Reported                   2.4  (1.3) 10.1  (0.3)

Foreign Exchange Loss (Gain)                    1.7   6.3  (2.0)  9.6
Deferred Income Tax Benefit on
     Foreign Exchange Loss (Gain)              (0.2) (0.4)  0.2  (0.7)
                                               ----- ----- ----- -----
Net Income Excluding Certain Items              3.9   4.6   8.3   8.6
                                               ===== ===== ===== =====


        Net Income (Loss) Per Share Fully Diluted to Net Income Per Share
                                  Fully Diluted
                             Excluding Certain Items
                                   (unaudited)


                                           Three Months   Six Months
                                               Ended         Ended
                                              June 30       June 30
                                           ------------- -------------
                                            2004   2003   2004   2003
                                           ------ ------ ------ ------

Net Income (Loss) as Reported               0.19  (0.11)  0.79  (0.03)

Foreign Exchange Loss (Gain)                0.13   0.49  (0.16)  0.75
Deferred Income Tax Benefit on
     Foreign Exchange Loss (Gain)          (0.01) (0.03)  0.02  (0.05)
                                           ------ ------ ------ ------
Net Income Excluding Certain Items          0.31   0.35   0.65   0.67
                                           ====== ====== ====== ======


                  Cash Flow from Operations to Adjusted EBITDA
                                  (In Millions)
                                   (unaudited)

                                              Three Months  Six Months
                                                  Ended       Ended
                                                 June 30     June 30
                                               ----------- -----------
                                               2004  2003  2004  2003
                                               ----- ----- ----- -----
Cash Flow from Operations                       6.8   6.3  14.8  13.7

Changes in Working Capital                      0.9   0.9   1.6   1.7
Income Taxes Paid                                 -   0.4     -   0.4
Interest Paid                                   2.2   2.1   3.9   3.8
Interest Received                              (0.8) (0.3) (1.4) (0.5)
Other                                          (0.1)  0.2  (0.1)  0.2
                                               ----- ----- ----- -----
Adjusted EBITDA                                 9.0   9.6  18.8  19.3
                                               ===== ===== ===== =====


     CONTACT: Hungarian Telephone and Cable Corp.
              William McGann
              Hungary: (011) 361-474-7700
              U.S.: 206-654-0204